Exhibit 10.2

SECURITY AGREEMENT

THIS SECURITY AGREEMENT, effective as of February 23, 2023, is between TECHNICAL COMMUNICATIONS CORPORATION, a Massachusetts corporation with a place of business at 100 Domino Drive, Concord, Massachusetts 01742 (the "Debtor"), and CARL H. GUILD, JR. AND MICHELLE S. GUILD, individuals residing at 14 Algonquin Avenue, Andover, Massachusetts 01810 (collectively, and jointly and severally, the "Secured Party").

WHEREAS, the Debtor has executed and delivered to the Secured Party a Fourth Amended and Restated Promissory Note of even date herewith in the original principal amount of FOUR MILLION ($4,000,000.00) DOLLARS (the "Note").

NOW THEREFORE, it is agreed as follows:

1.       Definitions.

(a)                The term "State", as used herein, means the Commonwealth of Massachusetts. All terms defined in the Uniform Commercial Code of the State ("UCC") and used herein shall have the same definitions herein as specified therein; provided, however, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term shall have the meaning herein as specified in said Article 9.

(b)                "Obligations" means the Debtor's obligations under the Note.

2.       Grant of Security Interest.  To secure the timely payment, performance and observance of all of the Obligations, Debtor hereby grants to Secured Party a continuing security interest in and pledges, assigns and grants to Secured Party a right of setoff against the following property of Debtor, wherever located, (including the proceeds, insurance proceeds and products thereof) whether now existing or owned by the Debtor or owned, acquired, created or arising hereafter (all of the same being hereinafter referred to as the "Collateral"):

all personal and fixture property of every kind and nature, including, without limitation, all goods (including inventory, equipment and any and all accessions thereto), instruments (including promissory notes), documents, accounts (including health care insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter of credit rights (whether or not the letter of credit is evidenced by a writing), securities and other investment property, supporting obligations, any and all other contract rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles).

Although proceeds are covered by this Agreement, the Secured Party has not authorized and does not authorize the sale or transfer of any of the Collateral by the Debtor except for the sale of inventory in the normal course of Debtor's business.

3.       Authorization to File Financing Statements. The Debtor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral as (i) all assets of the Debtor or words of similar effect, regardless of whether any particular asset constituting any Collateral falls within the scope of Article 9 of the UCC or the Uniform Commercial Code of such jurisdiction, or (ii) being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment.

4.       Representations, Warranties and Covenants.  Debtor represents, warrants and covenants that:

(a)                It is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has the corporate power and authority to own its properties and to transact the business in which it is engaged;

(b)                It has the corporate power and authority to execute and deliver, and to perform its obligations under the Note and under this Security Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of the Note and this Security Agreement;

(c)                The Note and this Security Agreement constitute the legal, valid and binding obligations of the Debtor, enforceable in accordance with their terms;

(d)                The execution, delivery and performance of the Note and this Security Agreement will not violate any law or regulation, or any order or decree of any court or governmental instrumentality, or any provision of the charter or by-laws of, or any securities issued by, the Debtor, and will not conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, agreement or other instrument to which the Debtor is a party or by which it is bound, and will not result in the creation or imposition of any lien, charge or encumbrance upon any of the property of the Debtor pursuant to the provisions of any of the foregoing;

(e)                No consent of any other person (including, without limitation, stockholders and creditors of the Debtor) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental instrumentality is required in connection with the execution, delivery, performance, validity or enforceability of the Note or this Security Agreement;

(f)                 The chief executive office of the Debtor and the office where Debtor keeps its books and records relating to the Collateral, and all locations of Collateral are at the addresses set forth on Exhibit "A" hereto;

(g)                Debtor will not change its state of incorporation or organization, its name, its mailing address, its organizational identification number (if it has one), its legal structure, its chief executive office, the office where its books and records are kept, or any locations of Collateral without prior written notice to and consent of Secured Party;

(h)                If the Debtor does not, as of the date hereof, have an organizational identification number but obtains one hereafter, the Debtor shall forthwith notify the Secured Party of such organization identification number;

(i)                 Except for liens in favor of Secured Party and except for liens set forth on Exhibit "B" hereto annexed, the Debtor is the owner of the Collateral and the Collateral is free and clear of all liens and Debtor will not create or suffer to exist any lien on any of the Collateral;

(j)                 Debtor will not assign, pledge, grant a security interest in, transfer, sell, lease or otherwise dispose of any Collateral, except for inventory sold or consumed in the ordinary course of Debtor's business;

(k)                The Collateral is being used, and will continue to be used, in Debtor's business and not for personal, family, household or farming use;

(l)                 Debtor will use the Collateral for lawful purposes only, with all reasonable care and caution and in conformity with all applicable laws, ordinances and regulations;

(m)              The Collateral is now and shall remain personal property, and Debtor will not permit any Collateral to become a fixture without prior written notice to and consent of Secured Party at least thirty (30) days prior to the commencement of such use;

(n)                Debtor will keep the Collateral at all times insured by such insurance as Secured Party may from time to time reasonably require and in any event and without specific request by Secured Party will insure the Collateral against fire, including so-called extended coverage, theft and, in the case of any motor vehicle, collision. The Debtor also shall maintain insurance of the kinds, covering the risks and in the relative amounts usually carried by companies engaged in businesses similar to Debtor. All such insurance shall be written by such companies as Secured Party shall reasonably approve, the Secured Party and Debtor named as insureds and loss payees as their respective interests may appear. All policies of insurance shall provide for not less than twenty (20) days' notice of cancellation, change, or termination to Secured Party and, if requested by Secured Party, all policies of insurance shall be delivered to and held by him until all of the Obligations have been fully paid, performed and observed. Debtor shall provide to Secured Party, at least annually, certificates evidencing insurance;

(o)                Debtor will, at its sole cost and expense, perform all acts and execute all documents required by Secured Party from time to time to evidence, perfect, maintain or enforce Secured Party's security interest granted herein, and to effectuate or maintain the priority thereof or otherwise to carry out the provisions and purposes of this Security Agreement, including, but not limited to, all acts set forth in paragraph 5;

(p)                In his discretion, Secured Party may, at any time and from time to time, for the account of Debtor, pay any amount or do any act required of Debtor hereunder which Debtor fails to do or pay, and any such payment shall be deemed an Obligation payable on demand together with interest at the highest rate then payable on any of the Obligations;

(q)                Debtor has not, during the five-year period prior to the date hereof, been known by or used any tradename, fictitious name or any corporate name other than Debtor's name as set forth on Page 1 hereof, which is Debtor's exact legal name, and all invoices in connection with or which evidence Debtor's accounts receivable are billed under such corporate name;

(r)                 If any proceeds of Collateral are received by Debtor which, pursuant to the provisions hereof are to be received by or turned over to Secured Party, Debtor shall not commingle such proceeds with any of its other property, shall hold such proceeds in trust for Secured Party and shall immediately deliver the same to Secured Party in the form received;

(s)                 All statements in the Perfection Certificate annexed hereto as Exhibit "A" are true and correct; and

(t)                 The Debtor has at all times conducted its business and will from and after the date hereof conduct its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes, ordinances and regulations dealing with the control, shipment, storage and disposal of oil, hazardous materials and hazardous substances.

5.       Default, Remedies Upon Default.  Upon the occurrence of any default by Debtor under the Note, or under any Obligation, and at any time thereafter, Secured Party may, upon notice to and demand upon Debtor, declare any and all Obligations immediately due and payable and Secured Party shall have the following rights and remedies (to the extent permitted by applicable law), in addition to all rights and remedies of Secured Party under the Note, and all rights and remedies of a secured party under the Uniform Commercial Code, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively or concurrently, at such time or times as Secured Party shall deem expedient:

(a)                Secured Party may at any time and from time to time, with or without judicial process or the aid and assistance of others, enter upon any premises in which any Collateral may be located and, without resistance or interference by Debtor, take possession of the Collateral, and/or dispose of any Collateral on any such premises, and/or require Debtor to assemble and make available to Secured Party at the expense of Debtor any Collateral at any place and time designated by Secured Party which is reasonably convenient to both parties, and/or remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof (and if any of the Collateral consists of motor vehicles, Secured Party may use Debtor's license plates), and/or sell, resell, lease, assign and deliver, grant options for or otherwise dispose of any Collateral in its then condition with or without following any commercially reasonable preparation or processing, at public or private sale or proceedings or otherwise, by one or more contracts, in one or more parcels or lots, at the same or different times, with or without having the Collateral at the place of sale or other disposition, for cash and/or credit, and upon any terms, at such place(s) and time(s) and to such person(s) as Secured Party deems best, all without demand, notice or advertisement whatsoever except where an applicable statute requires reasonable notice of sale or other disposition.  Debtor hereby agrees that the sending of ten (10) days' notice shall be deemed reasonable notice thereof. Secured Party may buy any Collateral at any public sale and, if any Collateral is of a type customarily sold in a recognized market or is of the type which is subject to widely distributed standard price quotations, Secured Party may buy such Collateral at private sale and in each case may make payment therefor by any means, provided that payment is made in full by Secured Party upon the later of the time of such sale and the taking of delivery of such Collateral.

(b)                Secured Party may apply the cash proceeds actually received from any sale or other disposition of Collateral to the reasonable expense of retaking, holding, preparation for sale, selling, leasing and the like, to reasonable attorneys' fees and all legal, travel and other expenses which may be incurred by Secured Party in attempting to collect the Obligations or to enforce this Security Agreement, or in the prosecution or defense of any action or proceeding related to the subject matter of this Security Agreement; and then to the Obligations in such order and as to principal or interest as Secured Party may determine; and Debtor shall remain liable and will pay Secured Party, on demand, any deficiency remaining after the application of such cash proceeds, together with interest thereon at the highest rate then payable on the Obligations and the balance of any expenses unpaid, with any surplus to be paid to Debtor, subject to any duty of Secured Party imposed by law to the holder of any other security interest in the Collateral known to Secured Party.  Within a reasonable time following the application of cash proceeds, Secured Party shall provide Debtor with a reasonable accounting of the Obligations to which such proceeds have been applied.

6.       Standards for Exercising Remedies. To the extent that applicable law imposes duties on the Secured Party to exercise remedies in a commercially reasonable manner, the Debtor acknowledges and agrees that it is not commercially unreasonable for the Secured Party (a) to fail to incur expenses reasonably deemed significant by the Secured Party to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third-party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulations, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as the Debtor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the Secured Party against risks of loss, collection or disposition of Collateral or to provide to the Secured Party a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Secured Party, to obtain the services of brokers, investment bankers, consultants and other professionals to assist the Secured Party in the collection or disposition of any of the Collateral.

7.       Securities and Deposits. The Secured Party may at any time, at his option, transfer to himself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations. Whether or not any Obligations are due, the Secured Party may demand, sue for, collect, or make any settlement or compromise which he deems desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from the Secured Party to the Debtor may at any time be applied to or set off against any of the Obligations.

8.       Power of Attorney.  To effectuate the terms and provisions hereof, Debtor hereby designates and appoints Secured Party and each of his designees or agents as attorney-in-fact of Debtor, irrevocably and with power of substitution, with authority to: (i) endorse the name of Debtor on any notes, acceptances, checks, drafts, money orders, instruments or other evidences of Collateral that may come into Secured Party's possession; (ii) sign the name of Debtor on any invoices, documents, drafts against and notices to account debtors or obligors of Debtor, assignments and requests for verification of accounts; (iii) execute proofs of claim and loss; (iv) execute endorsements, assignments or other instruments of conveyance or transfer; (v) adjust and compromise any claims under insurance policies or otherwise; (vi) execute releases; (vii) upon and after any default in any of the Obligations, receive, open and dispose of all mail addressed to Debtor and notify the Post Office authorities to change the address for delivery of mail addressed to Debtor to such address as Secured Party may designate and date and deliver to the Post Office the executed order of Debtor in the form annexed as Exhibit "C" hereto; and (viii) do all other acts and things necessary or advisable, in the sole discretion of Secured Party, to carry out and enforce this Security Agreement and the Obligations.  All acts done under the foregoing authorization are hereby ratified and approved by the Debtor and neither Secured Party nor any designee or agent thereof shall be liable for any acts of commission or omission, for any error of judgment or for any mistake of fact or law except for Secured Party's gross negligence or wilful misconduct.  This power of attorney, being coupled with an interest, is irrevocable while any Obligations shall remain unpaid, unobserved or unperformed.

9.       Care of Collateral.  Secured Party shall have the duty to exercise reasonable care in the custody and preservation of any Collateral in his possession, which duty shall be fully satisfied if Secured Party accords such Collateral treatment substantially the same as that which he accords similar property owned by him.  Except for any claims, causes of action or demands arising out of Secured Party's failure to perform his agreements set forth in the preceding sentence, Debtor releases Secured Party from any claims, causes of action and demands at any time arising out of or with respect to this Security Agreement, the Obligations, the Collateral and its use and/or any actions taken or omitted to be taken by Secured Party with respect thereto, and Debtor hereby agrees to hold Secured Party harmless from and with respect to any and all such claims, causes of action and demands. Secured Party's prior recourse to any Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of the Obligations.

10.   Secured Party's Obligations and Duties. Anything herein to the contrary notwithstanding, the Debtor shall remain liable under each contract or agreement comprised in the Collateral to be observed or performed by the Debtor thereunder. The Secured Party shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Security Agreement or the receipt by the Secured Party of any payment relating to any of the Collateral, nor shall the Secured Party be obligated in any manner to perform any of the obligations of the Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Secured Party or to which the Secured Party may be entitled at any time or times. The Secured Party's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in his possession, under §9-207 of the UCC or otherwise, shall be to deal with such Collateral in the same manner as the Secured Party deals with similar property for his own account.

11.   Suretyship Waivers by Debtor. The Debtor waives demand, notice, protest, notice of acceptance of this Security Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description (except as specifically provided for herein). With respect to both the Obligations and the Collateral, the Debtor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromise or adjustment of any thereof, all in such manner and at such time or times as the Secured Party may deem advisable. The Secured Party shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Paragraphs 11. and 12. hereof. The Debtor further waives any and all other suretyship defenses.

12.   Marshalling. The Secured Party shall not be required to marshal any present or future collateral security (including, but not limited to, this Security Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of his rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, the Debtor agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Secured Party's rights under this Security Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Debtor hereby irrevocably waives the benefits of all such laws.

13.   Secured Party's Waivers.  No act, omission or delay by Secured Party shall constitute a waiver of his rights and remedies hereunder or otherwise.  No single or partial waiver by Secured Party of any default or right or remedy which he may have shall operate as a waiver of any other of said defaults, rights or remedies or of the same default, right or remedy on a future occasion.

14.   Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without giving effect to the conflict of laws principles thereof).

15.   Notices.  All notices and other communications to any party hereunder shall be in writing and shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by a reputable courier delivery service and shall be given as follows:

if to the Debtor:	TECHNICAL COMMUNICATIONS CORPORATION
100 Domino Drive
Concord, MA 01742
ATTN: Board of Directors

if to the Secured Party:	CARL H. GUILD, JR. and MICHELLE S. GUILD
14 Algonquin Avenue
Andover, MA 01810

or such other address as such party may hereafter specify by notice to the Secured Party and the Debtor.  Each such notice, request or other communication shall be effective (i) if given by certified mail, 72 hours after such communication is deposited with the post office, addressed as aforesaid, or (ii) if given by any other means (including, without limitation, by courier), when delivered at the address specified in this paragraph.

16.   Amendments and Waivers; Partial Invalidity; Acknowledgment of Receipt.  No provision hereof shall be modified, altered or limited except by a written instrument expressly referring to this Security Agreement and to such provision, and executed by the party to be charged.  If any term of this Security Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby.  Debtor acknowledges receipt of a copy of this Security Agreement.

17.   Benefit of Agreement; Continuing Security Interest.  This Security Agreement and all Obligations shall be binding upon the heirs, executors, administrators, successors and assigns of Debtor and shall, together with the rights and remedies of Secured Party hereunder, inure to the benefit of Secured Party, his heirs, successors, endorsees and assigns.  This Agreement shall create a continuing security interest in the Collateral which shall remain in full force and effect until payment in full of the Obligations.

18.   Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original and all of which shall together constitute one and the same agreement.

19.   Captions. The captions of the paragraphs of this Security Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Security Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed or caused this Security Agreement to be executed effective as of the date first above set forth, as a sealed instrument.

TECHNICAL COMMUNICATIONS CORPORATION

By:	/s/ Thomas Peoples
Name: Thomas Peoples
Title: Authorized Signatory/Director